Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT
We consent to the use in this Registration Statement on Amendment No. 2 to Form S-4 of our report dated March 21, 2025 relating to the financial statements of Pulmatrix, Inc. appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Marcum LLP
Marcum LLP
New York, NY
May 6, 2025